Exhibit 10.2

PLACEMENT AGENCY AGREEMENT

April 19, 2024

LifeSci Capital LLC

250 West 55th Street

Suite 3401

New York, New York 10019

Ladies and Gentlemen:

This agreement (the “Agreement”) constitutes the agreement between LifeSci Capital LLC (“LifeSci Capital” or the “Placement Agent”) and INmune Bio Inc., a Nevada corporation (the “Company”), pursuant to which LifeSci Capital shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement” or the “Financing”) of registered common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) and warrants (the “Warrants”) to purchase Common Stock of the Company (the “Warrant Shares” and together with the with the Shares, the “Securities”). The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may, with the Company’s consent, retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser is being evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and the Purchasers being entered into in connection with the entrance into this Agreement. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations and Warranties of the Company. The Company represents and warrants that:

1. There are no affiliations with any Financial Industry Regulatory Authority (“FINRA”) member firm among the Company’s officers or directors, except as set forth in the Registration Statement and the other documents the Company has filed or furnished with the Commission.

2. The Company acknowledges and agrees that in rendering its services hereunder, LifeSci Capital will be using and relying upon, without any independent investigation or verification thereof, all information that is or will be furnished to LifeSci Capital by or on behalf of the Company and on publicly available information, and LifeSci Capital will not in any respect be responsible for the accuracy or completeness of any of the foregoing kinds of information, and that LifeSci Capital will not undertake to make an independent appraisal of any of the assets of the Company. The Company understands that in rendering services hereunder LifeSci Capital does not provide accounting, legal or tax advice and will rely upon the advice of counsel to the Company and other advisors to the Company as to accounting, legal, tax and other matters relating to the Financing or any other transaction contemplated by this Agreement.

3. This Agreement has been duly authorized, executed and delivery by the Company. Neither this Agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any Governmental Authority (as defined below) or violates any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”).

B. Covenants of the Company. The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent materially complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities pursuant to the Placement other than the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

SECTION 2. Compensation/Payment for Services Performed; EXPENSES. In consideration for LifeSci Capital’s services hereunder, the Company shall compensate LifeSci Capital as follows:

A. The Company shall pay or cause LifeSci Capital to be paid a contingent cash placement fee (the “Placement Fee”) equal to 4.0% of the gross proceeds received by the Company from the sale of the Shares and Warrants. For avoidance of do doubt, no commissions are payable by the Company to LifeSci in connection with the amounts received on exercise of the Warrants issued under the Purchase Agreement. The Placement Fee is due and payable to LifeSci Capital on the Closing Date.

B. The Company agrees to pay or cause to be paid all of its expenses incident to the performance of its obligations under this Agreement, including (i) the printing and delivery of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) any filings required to be made with FINRA (including filing fees), (v) the preparation, filing, printing and delivery to the Placement Agent of copies of each of the Registration Statement and the Prospectus Supplement and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar or trustee for the Securities, (vii) the Company’s costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, the Company’s expenses associated with the production of road show slides and graphics, fees and expenses of any Company-engaged consultants in connection with the road show presentations (which for the avoidance of doubt does not include LifeSci Capital or any of its affiliates, partners or personnel), and travel and lodging expenses of the Company and (viii) the fees and expenses (including reasonable fees and expenses of legal counsel retained by the Placement Agent) incurred by LifeSci Capital in connection with its acting as placement agent hereunder, which shall be no greater than $50,000.

SECTION 3. INDEMNIFICATION. The parties hereto agree to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Attachment A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 4. CLOSING. The obligations of the Placement Agent are subject to the accuracy, when made, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof or thereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent to the Company:

A. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Prospectus Supplement or otherwise) shall have been complied with. The Prospectus Supplement, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b).

B. The Placement Agent shall not have objected in writing, which objection shall not be unreasonable, to the Company on or prior to the Closing Date that the Registration Statement, the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

C. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Purchase Agreement, the Registration Statement and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

D. The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinion and negative assurance statement, addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent and Placement Agent’s legal counsel.

E. On each of the date of this Agreement and the Closing Date, the Placement Agent shall have received a “comfort” letter from the Company’s independent registered accounting firm, dated as of such date, addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent and Placement Agent’s legal counsel.

F. On the Closing Date, Placement Agent shall have received a certificate of the chief executive officer or the chief financial officer of the Company, dated as of the Closing Date to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects. If necessary, on the Closing Date, the Placement Agent shall have also received a certificate of the chief financial officer of the Company dated as of such date providing a customary certification as to such accounting or financial matters that are included or incorporated by reference in the Registration Statement or the Prospectus Supplement that the Company’s independent registered accounting firm is unable to provide assurances on in the letter contemplated by Section 4(E) above.

G. On the Closing Date, Placement Agent shall have received a certificate of the Secretary of the Company, dated as of such date, certifying to the organizational documents, good standing in the state of incorporation of the Company and board resolutions relating to the Placement of the Securities by the Company.

H. Neither the Company nor any of its subsidiaries shall have experienced a change in the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets or liabilities, whether or not arising from transactions in the ordinary course of business, the effect of which is so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the and Prospectus Supplement.

I. The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares and Warrant Shares shall be listed and admitted and authorized for trading on the Company’s principal trading market, or an application for such listing shall have been submitted thereto, and satisfactory evidence of such action shall have been provided to the Placement Agent upon request. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Company’s principal trading market, nor, except as disclosed in the Prospectus Supplement, has the Company received any information suggesting that the Commission or the Company’s principal trading market is contemplating terminating such registration or listing.

J. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

K. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company and outside counsel to the Company shall make any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

L. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agent or to Placement Agent’s counsel pursuant to this Section 4 shall not be reasonably satisfactory in form and substance to the Placement Agent and to Placement Agent’s legal counsel, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the consummation of the closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 5. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the federal court located in New York, New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties hereto and may be enforced in any other courts to the jurisdiction of which the parties are or may be subject, by suit upon such judgment. This paragraph shall survive any termination of this Agreement, in whole or in part.

SECTION 6. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Placement Agent, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Company’s principal trading market, which for the avoidance of doubt does not include a temporary halt in the trading of the Company’s Common Stock by the Commission or the Company principal trading market, (ii) trading in securities generally on the NYSE or Nasdaq shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or escalation thereof the effect of which on financial markets is such as to make it, in the sole judgment of the Placement Agent, impractical or inadvisable to proceed with the Financing or delivery of the Securities as contemplated by the Prospectus Supplement (exclusive of any amendment or supplement thereto).

If this Agreement is terminated by the Placement Agent pursuant to Section 4 or Section 6(i), the Company agrees to reimburse the Placement Agent upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Placement Agent in connection with the proposed Financing, including reasonable fees and disbursements of counsel to the Placement Agent.

SECTION 7. MISCELLANEOUS.

A. This Agreement (including the attached Indemnification Provisions), together with that certain letter agreement dated April 3, 2024, embodies the entire agreement and understanding between the parties hereto. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agent and the Company. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

B. LifeSci Capital is being retained to serve as placement agent solely to the Company in connection with the Financing, and it is agreed that the engagement of LifeSci Capital is not, and shall not be deemed to be, on behalf of, and is not intended to, and will not, confer rights or benefits upon any shareholder or creditor of the Company or upon any other person or entity. No one other than the Company is authorized to rely upon this engagement of LifeSci Capital or any statements, conduct or advice of LifeSci Capital, and no one other than the Company is intended to be a beneficiary of this engagement. All opinions, advice or other assistance (whether written or oral) given by LifeSci Capital in connection with this engagement are intended solely for the benefit and use of the Company and will be treated by the Company as confidential, and no opinion, advice or other assistance of LifeSci Capital shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public or other references to LifeSci Capital (or to such opinions, advice or other assistance) be made without the express prior written consent of LifeSci Capital.

C. The Company agrees that, following the closing or consummation of a Financing, LifeSci Capital has the right to place an announcement on its website and/or advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company and a general description of the Financing. In addition, the Company agrees to include in the initial press release or public announcement announcing a Financing a reference to LifeSci Capital’s role as placement agent to the Company with respect to such Financing, provided that the Company will submit a copy of any such press release or public announcement to LifeSci Capital for its prior approval, which approval shall not be unreasonably withheld or delayed.

D. The Company acknowledges and agrees that LifeSci Capital is a full-service securities firm which may be engaged at various times, either directly or through its affiliates, in various activities including, without limitation, securities trading, investment management, financing and brokerage activities and financial advisory services for companies, governments and individuals. In the ordinary course of these activities, which may conflict with the interests of the Company, LifeSci Capital and its affiliates from time-to-time may: (i) effect transactions for its own account or the accounts of its clients and hold long or short positions in debt or equity securities or other financial instruments (or related derivative instruments) of the Company or other parties which may be the subject of this engagement or any transaction contemplated hereby; (ii) have had confidential discussions with, and provided information to, clients, potential clients, financial investors or other parties in the Company’s industry (including competitors) regarding various market and strategic matters (including potential strategic alternatives or transactions that may involve the Company); and/or (iii) have performed, or sought to perform, various investment banking, financial advisory or other services for clients who may have conflicting interests with respect to the Company.

If the foregoing correctly sets forth the entire understanding and agreement between LifeSci Capital and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us, whereupon this Agreement shall constitute a binding agreement as of the date first above written.

INmune Bio Inc.

By:	/s/ David Moss
Name:	David Moss
Title:	CFO

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

LifeSci Capital LLC

By:	/s/ Hany Awadalla
Name:	Hany Awadalla
Title:	Managing Director

ATTACHMENT A

INDEMNIFICATION, CONTRIBUTION AND

LIMITATION OF LIABILITY PROVISIONS

(a)	The Company agrees to indemnify and hold harmless the Placement Agent, and its partners, members, directors, officers and employees and each person, if any, who controls the Placement Agent (the Placement Agent and each such other person or entity being referred to herein as a “Placement Agent Indemnified Person”) as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above.

(b)	The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act (the Company and each such other person or entity being referred to herein as a “Company Indemnified Person” and together with the Placement Agent Indemnified Persons, each, an “Indemnified Person”), against any and all losses, claims, damages, liabilities or expenses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in and contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus Supplement, any electronic road show used in connection with the offering of the Securities or in any amendment thereof or supplement (collectively, the “Placement Agent Information”), and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(c)	If for any reason the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company or LifeSci Capital, as applicable, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claim, liability, loss, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and LifeSci Capital on the other, but also the relative fault of the Company and LifeSci Capital, as well as any relevant equitable considerations, subject to the limitation that in any event the aggregate contribution of all Indemnified Persons to all losses, claims, liabilities, damages and expenses shall not exceed the amount of fees actually received by LifeSci Capital pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and LifeSci Capital on the other with respect to any transaction or proposed transaction contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value the transaction or proposed transaction bears to (ii) the fees paid to LifeSci Capital with respect to such transaction.

(d)	The Company or any other party in connection with any transaction contemplated by this Agreement shall not have any liability (whether direct or indirect, in contract, tort or otherwise) for any advice or services rendered by any Indemnified Person pursuant to this Agreement in connection with any liability for losses, claims, damages or liabilities finally judicially determined to have resulted solely from such Indemnified Person’s bad faith, gross negligence or willful misconduct. The Company agrees that in no event will any Indemnified Person be liable or obligated in any manner for any damages (including, but not limited to, actual, consequential, exemplary or punitive damages or lost profits) in excess of the fees actually received by LifeSci Capital pursuant to this Agreement and the Company agrees not to seek or claim any such damages or profits in any circumstance.

(e)	Each party hereto agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought from the other party hereto by any Indemnified Person (whether any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Indemnified Persons hereunder from all liability arising out of such claim, action, suit or proceeding. In addition, each party hereto will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person, without such Indemnified Person’s prior written consent.

(f)	Each party hereto waives any right to a trial by jury with respect to any claim or action arising out of this Agreement or the actions of LifeSci Capital or the actions of the Company, and consents to personal jurisdiction, service of process and venue in any court in which any claim covered by the provisions of this Attachment A may be brought against an Indemnified Person.

(g)	The provisions of this Attachment A shall be in addition to any liability the Company or LifeSci Capital may have to any Indemnified Person at common law or otherwise, and shall survive the expiration or termination of this Agreement and the closing or consummation of any transaction or proposed transaction contemplated by this Agreement or the other completion of LifeSci Capital’s services with respect thereto.

(i)	If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired or invalidated.

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